Exhibit 99.1

New York Mortgage Trust Reports Second Quarter 2011 Results

Second Quarter 2011 Net Income of $0.44 Per Common Share

NEW YORK, NY – August 3, 2011 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three and six months ended June 30, 2011.

Summary of Second Quarter 2011:

•	Second quarter 2011 earnings per common share of $0.44 as compared to $0.16 per common share for the second quarter of 2010 and $0.27 per common share for the first quarter of 2011.

•	Second quarter 2011 net income of $4.2 million as compared to net income of $1.5 million for the second quarter of 2010.

•	Declared second quarter dividend of $0.22 per common share as compared to first quarter dividend of $0.18 per common share. The dividend was paid on June 27, 2011.

•	Second quarter 2011 portfolio margin was 644 basis points, an increase of 276 basis points from the first quarter 2011 portfolio margin.

•
Adjusted book value per common share was $7.44 as of June 30, 2011(adjusted to give effect to the 1.5 million shares issued by the Company on July 1, 2011 in a public offering) as compared to $7.27 per common share as of December 31, 2010 and $7.54 per common share as of March 31, 2011.

•	Invested an additional $10 million in our Midway Residential Mortgage Portfolio in the second quarter.

•	Funded $6.9 million of commercial mortgage assets through our investment relationship with RiverBanc LLC.

•
Priced a follow-on public offering of common stock at a price to the public of $7.50 per share.  Closed on the issuance of 1,725,000 shares of commons stock in July 2011, resulting in net proceeds of $11.9 million to the Company.

Management Overview

Steven R. Mumma, Chief Executive Officer, commented, “the second quarter demonstrated the impact of being fully invested in our portfolio strategy.  The investments made in the Midway Residential Mortgage Portfolio exceeded expectations primarily as a result of a favorable prepayment environment.  During the second quarter, we were able to deploy approximately $10 million of additional funding to our Midway Residential Mortgage Portfolio with proceeds from the sale of certain CLO notes as well as principal returns from our investment in distressed residential loans.  In addition, we funded $6.9 million in our commercial mortgage strategy, representing our first two investments with RiverBanc, the investment manager to our commercial mortgage subsidiary. The Company will continue to allocate future investments to the Midway Residential Mortgage Portfolio, Agency RMBS and its commercial mortgage strategy, focusing on investment opportunities that will deliver blended risk adjusted returns in the high teens.”

Results from Operations

For the three months ended June 30, 2011, the Company reported consolidated net income of $4.2 million, or $0.44 per common share, as compared to consolidated net income of $1.5 million, or $0.16 per common share, for the three months ended June 30, 2010.  The increase in net income of $2.6 million for the quarter ended June 30, 2011, as compared to the same period in the previous year, was due primarily to a $2.6 million increase in net interest income on the investment portfolio and loans held in securitization trusts, an increase of $2.0 million in net realized gain on securities, an increase of $0.5 million in income from investment in limited partnership and limited liability company offset by an increase of $0.7 million in unrealized loss on investment securities, a $1.3 million increase in general, administrative and other expenses and a $0.4 million increase in income tax expense. The increase in net interest income during the quarter ended June 30, 2011, as compared to the quarter ended June 30, 2010, was primarily driven by a 274 basis point increase in net interest income spread which was mainly due to the performance of our Midway Residential Mortgage Portfolio. The Midway Residential Mortgage Portfolio primarily invests in Agency interest only securities that typically outperform in low prepayment environments which the Company experienced during the second quarter of 2011.    In addition, a realized gain of $2.5 million from the sale of certain CLO notes was a significant contributor to the increase in net income during the second quarter of 2011. The increase in income tax expense partially resulted from the previously noted sales of certain CLO notes.

Adjusted book value per common share as of June 30, 2011 was $7.44. The adjusted book value per share at June 30, 2011 gives effect to the issuance of 1,500,000 common shares issued on July 1, 2011 pursuant to the Company’s public offering that priced on June 28, 2011. The adjusted book value per common share at June 30, 2011 represents a decrease of $0.10 per common share from the Company’s book value at March 31, 2011 and an increase of $0.17 per common share from the Company’s book value at December 31, 2010.  Excluding the effects of the public offering, book value per common share at June 30, 2011 was $7.53. Because the pricing of the Company’s public offering occurred prior to the end of the second quarter of the 2011, but didn’t close until July 1, 2011, the Company recorded the transaction in the stockholders’ equity section of its balance sheet as “common stock subscribed" in accordance with accounting guidance. However, because the issuance of common stock in connection with the offering did not occur until July 1, 2011 the 1,500,000 common shares are not included in the balance sheet at June 30, 2011 as shares outstanding. As a result, the Company has provided adjusted book value per common share at June 30, 2011 in order to provide investors with a book value per share that is indicative of the Company’s book value at June 30, 2011. The adjusted book value at June 30, 2011, includes accumulated other comprehensive income of $1.58 per common share, including $1.64 per common share of net unrealized gains related to available for sale securities and $0.06 per common share of unrealized derivative losses related to cash flow hedges.

Portfolio Results

The following table summarizes the Company’s significant interest earning assets at June 30, 2011, classified by relevant categories:

(dollar amount in thousands)	Current Par Value	Carrying Value	Coupons *	Yield *	CPR *
Agency RMBS	$50,879	$53,739	3.88%	3.25%	19.3%
Non Agency RMBS	8,011	5,791	1.15%	2.51%	11.2%
Midway Residential Mortgage Portfolio	491,688	63,997	5.29%	28.25%	8.0%
CLO	35,550	26,950	3.97%	33.78%	NA
Loans held in Limited Partnership	18,614	13,053	5.94%	9.03%	NA
RB Commercial	6,955	6,955	5.12%	13.25%	NA
Loans Held in Securitization Trusts	218,605	217,085	2.71%	2.62%	8.4%

* Coupons, yields and CPRs are based on second quarter 2011 average balances.

As of June 30, 2011, the Company’s investment portfolio was financed with $96.4 million of repurchase agreement borrowings with an average interest rate of 0.63%.

As of June 30, 2011, the Company had $217.1 million of loans held in securitization trusts (net) permanently financed with $209.7 million of collateralized debt obligations.  As of June 30, 2011, delinquencies greater than 60 days on loans held in securitization trusts represented 9.47% of the loan portfolio, as compared to 9.79% at December 31, 2010.  As of June 30, 2011, the Company had reserves totaling $2.9 million for loan losses. In addition, as of June 30, 2011, the Company’s balance sheet included four real estate owned properties totaling $0.7 million.

Public Offering of Common Stock

On June 28, 2011, the Company priced a follow-on public offering of 1,500,000 shares of common stock (excluding an additional 225,000 shares reserved to cover the underwriter’s allotment option) at a price to the public of $7.50 per share. The Company closed on the issuance of 1,500,000 shares on July 1, 2011. On July 14, 2011, the Company issued an additional 225,000 shares of common stock to the underwriter pursuant to their exercise of the over-allotment option. The Company received total net proceeds of $11.9 million from the issuance of the 1,725,000 shares. The Company invested $5.0 million of the net proceeds in its Midway Residential Mortgage Portfolio and expects to invest the balance in Agency RMBS and its commercial mortgage portfolio.

Initial Funding of our Commercial Mortgage Portfolio

On April 11, 2011, the Company announced that one of its wholly-owned subsidiaries, RB Commercial Mortgage LLC (“RBCM”), had entered into a multi-year investment management agreement with RiverBanc LLC (“RiverBanc”). Under the investment management agreement, RiverBanc sources, structures and manages investments secured by commercial real estate that are funded by RBCM on a flow basis. Through its funding of RBCM, the Company expects to invest in both mezzanine loans and preferred equity for all commercial property types on a nationwide basis. RiverBanc will focus on middle market opportunities and pursue on behalf of RBCM transactions in amounts as low as $2 million secured by properties valued at $10 million or greater. RBCM will also participate in structured investments such as the acquisition of seasoned or distressed loan portfolios, net leased properties or subordinate commercial mortgage-backed securities. The Company sometimes refers to this strategy as its commercial mortgage strategy. During May 2011, the Company funded $6.9 million of commercial mortgage assets under this strategy.

Additional Investments in Midway Residential Mortgage Portfolio

In March 2011, the Company provided $24.5 million of initial funding to the Midway Residential Mortgage Portfolio. Subsequent to March 31, 2011, the Company has provided an additional $15.0 million of funding to the Midway Residential Mortgage Portfolio, bringing its total investment in this portfolio to $39.5 million. The Company expects to contribute additional capital to the Midway Residential Mortgage Portfolio in the future, subject to various conditions.

Conference Call

On Thursday, August 4, 2011, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three and six months ended June 30, 2011. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, August 10, 2011 and can be accessed by dialing (855) 859-2056 and entering passcode 87095123. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2011 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about August 5, 2011. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a real estate investment trust (“REIT”) that acquires and manages primarily real estate related assets. These include Agency and non-Agency mortgage-backed securities, high credit quality residential adjustable rate mortgage loans, commercial mortgage loans and other financial assets. As a REIT, New York Mortgage Trust, Inc. is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

CONTACT:	AT THE COMPANY Steven R. Mumma CEO, President Phone: 212-792-0109 Email: smumma@nymtrust.com

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, both of which can be accessed at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

INTEREST INCOME	$6,482	$5,185	$10,176	$11,406

INTEREST EXPENSE:
Investment securities and loans held in securitization trusts	711	1,284	1,429	2,676
Subordinated debentures	470	673	936	1,432
Convertible preferred debentures	-	538	-	1,200
Total interest expense	1,181	2,495	2,365	5,308

NET INTEREST INCOME	5,301	2,690	7,811	6,098

OTHER INCOME (EXPENSE):
Provision for loan losses	(391)	(600)	(1,024)	(602)
Income from investment in limited partnership and limited liability company	499	-	1,283	-
Realized gain on investment securities
and related hedges	3,283	1,291	5,474	2,098
Unrealized loss on investment securities
and related hedges	(695)	-	(735)	-
Total other income (expense)	2,696	691	4,998	1,496

General, administrative and other expenses	3,454	2,107	5,747	3,963

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	4,543	1,274	7,062	3,631
Income tax expense	363	-	363	-
INCOME FROM CONTINUING OPERATIONS	4,180	1,274	6,699	3,631
Income from discontinued operation – net of tax	9	268	4	579
NET INCOME	4,189	1,542	6,703	4,210
Net income attributable to noncontrolling interest	20	-	20	-
NET INCOME ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$4,169	$1,542	$6,683	$4,210

Basic income per common share	$0.44	$0.16	$0.71	$0.45
Diluted income per common share	$0.44	$0.16	$0.71	$0.45
Dividends declared per common share	$0.22	$0.18	$0.40	$0.43
Weighted average shares outstanding-basic	9,447	9,419	9,440	9,419
Weighted average shares outstanding-diluted	9,447	11,919	9,440	11,919

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2011	2010
ASSETS	(unaudited)

Investment securities available for sale, at fair value (including pledged securities of $115,595 and $38,475, respectively)	$150,477	$86,040
Mortgage loans held in securitization trusts (net)	217,085	228,185
Mortgage loans held for investment	5,113	7,460
Investments in limited partnership and limited liability company	20,350	18,665
Cash and cash equivalents	6,885	19,375
Reverse repurchase agreements	18,000	-
Receivable for securities sold	-	5,653
Derivative assets	14,671	-
Subscription receivable	10,638	-
Receivables and other assets	12,359	8,916
Total Assets	$455,578	$374,294

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements, portfolio investments	$96,370	$35,632
Collateralized debt obligations	209,674	219,993
Derivative liabilities	2,444	1,087
Payable for securities purchased	15,674	-
Accrued expenses and other liabilities	4,027	4,095
Subordinated debentures (net)	45,000	45,000
Total Liabilities	373,189	305,807
Commitments and Contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 authorized, 9,450,599 and 9,425,442 shares issued and outstanding, respectively	95	94
Common stock subscribed	10,638	-
Additional paid-in capital	131,316	135,300
Accumulated other comprehensive income	17,344	17,732
Accumulated deficit	(77,936)	(84,639)
Total stockholders' equity	81,457	68,487
Noncontrolling interest	932	-
Total equity	82,389	68,487
Total Liabilities and Equity	$455,578	$374,294